Exhibit 99.1
Alseres Pharmaceuticals, Inc. Reports Third Quarter 2008
Operational and Financial Results
Conference Call To Be Held Friday, November 14, 2008 at 9:00 a.m. Eastern Time
Hopkinton, MA – November 13, 2008 — Alseres Pharmaceuticals, Inc. (NASDAQ: ALSE) today reports operational and financial results for the quarter ended September 30, 2008 and provides further information for fiscal year 2008.
“We are encouraged by the progress we have made on our molecular imaging and regenerative therapeutics programs,” commented Peter Savas, Chairman and Chief Executive Officer of Alseres. “We continue to pursue partnering discussions around both programs. With the downturn in global capital markets, we have taken numerous steps to allow these programs to continue their progress at a slowed pace until we are able to fully fund their development. Our near-term focus is on accessing capital to bridge us during these difficult times until broader capital markets are restored and/or partnering is realized.”
Recent Corporate Highlights
–	Enrollment continues in the first part of the Parkinson’s or Essential Tremor, POET-2, Phase III program for Altropane® to generate the set of Altropane images that will be used to train the expert readers, as is customary for clinical trials of molecular imaging agents. We expect that we will complete enrollment early in 2009. The second part involves two concurrent, replicate, multi-center Phase III trials. These two concurrent trials are planned to be initiated in mid 2009.

–	In September, Cethrin® was granted designation as an orphan medicinal product for the treatment of traumatic acute spinal cord injury (SCI) by the European Commission. The European Commission’s decision was adopted following the favorable opinion issued by the European Medicine Agency (EMEA) Committee of Orphan Medicinal Products (COMP) at their meeting on June 10 and 11, 2008.

–	Results of a preclinical study of ALSE-100 demonstrated that Rho inhibitors could be useful in promoting bone healing. The data were presented at the Australian and New Zealand Bone and Mineral Society Annual Meeting, August 28-30, 2008, in Melbourne, Australia.

–	A poster entitled: “Altropane® SPECT in Parkinson Disease patients and healthy controls” was presented at the 2nd International Symposium on Neuroimaging in Parkinson’s Disease and Related Disorders, October 21-22, 2008, in Chatham, MA.

–	We amended the Option Agreement with BioAxone to extend the date by which we can exercise our option from October 27, 2008 to November 27, 2008.
Financial Highlights of the Third Quarter 2008
–	Cash, cash equivalents and marketable securities at September 30, 2008 totaled $1.3 million as compared to $4.2 million at December 31, 2007. Convertible notes payable totaled $33.3 million at September 30, 2008 as compared to $23.3 million at December 31, 2007.

–	Net loss attributable to common stockholders was $5.1 million, or $0.25 per share, for the third quarter of 2008, as compared to $4.7 million, or $0.23 per share, in the third quarter of 2007.

–	Research and development (R&D) expenses totaled $2.8 million in the third quarter of 2008 as compared to $2.5 million in the third quarter of 2007. The increase in R&D expenses was primarily due to higher Altropane clinical costs.

–	General and administrative (G&A) expenses totaled $1.7 million for the third quarter of 2008 as compared to $2.0 million in the third quarter of 2007. The decrease in G&A expenses was primarily related to lower legal, patent and consulting costs.

–	The cash and cash equivalents available at September 30, 2008 and our ability to control certain costs, including those related to clinical trial programs, preclinical activities, and certain general and administrative expenses has enabled us to meet our anticipated cash expenditures into November 2008. We must immediately raise additional funds in November 2008 in order to continue operations.
  Alseres Pharmaceuticals Upcoming Milestones
–	Enrollment in the first part of the POET-2 Phase III clinical trial for our Altropane molecular imaging agent is expected to be complete in early 2009. We are currently identifying appropriate sites and investigators for the Phase III, POET-2 registration trials which are planned to be initiated in mid-2009.

–	Twelve month interim data for the Phase I/IIa clinical trial of Cethrin will be presented at the Society for Neuroscience Meeting, November 15-19, 2008, in Washington, DC by Dr. Michael Fehlings, principal Investigator of the Cethrin Phase I/IIa trial.

–	We are pursuing development and commercialization partnerships for our molecular imaging and regenerative therapy assets. We expect to continue confidential discussions with franchise leaders interested in our molecular imaging and regenerative therapeutic pipelines. We expect to advance discussions toward partnerships and scientific collaborations over the remainder of the year.
Conference Call Access Information
The company will host a conference call to discuss results on November 14, 2008, at 9:00 a.m. Eastern Time. To access the conference call, please dial 877-718-5095 for domestic and 719-325-4818 for international calls. The code for this conference call is 3501954. Please dial in 5 to 10 minutes prior to the scheduled start time. A replay of the call will be posted on the Investor Relations section of our website, www.alseres.com, within 48 hours following the conference call and will be available through Friday, November 28, 2008.
About Alseres Pharmaceuticals, Inc.
Alseres Pharmaceuticals, Inc. (ALSE) is engaged in the development of therapeutic and diagnostic products primarily for disorders in the central nervous system (CNS). The Company maintains a world-class intellectual property position in the field of regenerative therapeutics. The Company’s energy and focus is reflected in several important initiatives. Cethrin, a recombinant-protein-based drug designed to promote nerve repair after acute spinal cord injury, demonstrated positive interim results in a Phase I/IIa clinical trial. The Company’s research and pre-clinical programs include, Inosine for the treatment of spinal cord injury and stroke, Oncomodulin for the treatment of ocular injury and disease and research programs directed at a number of regenerative therapies including bone repair. The Company has a robust molecular imaging development program targeting diagnosis of Parkinson’s disease and potentially dementia. The Company’s lead molecular imaging product candidate is Altropane which is in Phase III clinical trials for the diagnosis of Parkinsonian Syndromes including Parkinson’s Disease. The Company has research collaborations with Harvard Medical School and Children’s Hospital Boston.
Forward-Looking Statements
The foregoing release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Alseres’ future expectations, beliefs, intentions, goals, strategies, plans or prospects regarding the future, including the Company’s ability to obtain financing, the development and commercialization of Altropane and Cethrin, the prospects of the Company’s CNS and regenerative therapeutics programs, the Company’s strategies to develop and commercialize axon regeneration technologies and the breadth of the Company’s technologies and intellectual property portfolio. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by Alseres from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Alseres is providing the information in this press release as of this date and assumes no obligations to update the information in this press release.
Alseres, Cethrin and Altropane are registered trademarks of Alseres Pharmaceuticals, Inc.
Contact:
Sharon Correia — 508-497-2360 ext. 224
Alseres Pharmaceuticals, Inc.
scorreia@alseres.com
SOURCE: Alseres Pharmaceuticals, Inc.
http://www.alseres.com/